Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Freightos Limited pertaining to the Freightos Limited 2022 Long Term Incentive Plan and 2012 Global Incentive Option Scheme, of our reports dated September 7, 2022, with respect to the financial statements of 9T Technologies LLC, included in Freightos Limited Prospectus on Form F-1 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
March 6, 2023	Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global